UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 19, 2019

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2019, the Board of Directors of Chico’s FAS, Inc. (together with its affiliates, the “Company”) amended and restated the Chico’s FAS, Inc. Officer Severance Plan, effective September 1, 2016, by approving the Chico’s FAS, Inc. Officer Severance Plan and Summary Plan Description, effective January 1, 2020 (the “Amended and Restated Plan”). The Amended and Restated Plan was recommended to the Board of Directors by the Human Resources, Compensation and Benefits Committee of the Board of Directors (the “Committee”).
The Amended and Restated Plan, which provides severance benefits for eligible terminations of officer employees of the Company at the Vice President level and above, includes several changes from the prior version of the plan (the “Prior Version”) in effect through December 31, 2019. Under the Prior Version, severance benefits for eligible terminations include a release from a participant’s obligation to otherwise repay to the Company any sign-on bonus or relocation benefit previously received from the Company. Under the Amended and Restated Plan, a participant instead will continue to be required to repay any sign-on bonus or relocation benefit in accordance with any applicable policy or other agreement requiring repayment unless the Plan Administrator, in its sole discretion, determines otherwise. In addition, under the Prior Version, severance benefits for eligible terminations not in connection with a change in control include payment of a prorated annual cash bonus, based on actual performance, for the fiscal year in which termination occurs. Under the Amended and Restated Plan, no prorated bonus will be paid for such terminations occurring on or after February 2, 2020. Instead, a participant will receive a bonus for the fiscal year in which such termination occurs, based on actual performance, only if the participant remains employed for the entire fiscal year. The Amended and Restated Plan also adds a provision permitting the Plan Administrator, in its sole discretion, to reduce or forfeit a participant’s remaining unpaid severance benefits if the participant is reemployed by the Company during the period in which severance payments are payable. The Amended and Restated Plan also updates the plan’s form of Separation Agreement and Release (the “Form of Release”) by adding non-solicitation and reasonable cooperation covenants following termination.
In addition to the changes described above, the Amended and Restated Plan also makes certain administrative changes, including clarifying who serves as the Plan Administrator and who has the ability to amend or terminate the Amended and Restated Plan and the Form of Release, updating the job titles in the plan to reflect the Company’s current organizational structure and updates to meet the requirements of a summary plan description under the Employee Retirement Income Security Act that eliminate the need for a separate summary plan description.
The foregoing description of the Amended and Restated Plan is a summary and is qualified in its entirety by reference to the full text of the plan included as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Chico’s FAS, Inc. Officer Severance Plan and Summary Plan Description effective January 1, 2020
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: November 22, 2019	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Chico’s FAS, Inc. Officer Severance Plan and Summary Plan Description effective January 1, 2020
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Amendment Flag	false
Entity Central Index Key	0000897429